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                                                                      Exhibit 23

                        CONSENT OF INDEPENDENT AUDITORS

We consent to incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-4 (333-61535), Registration Statements on Form S-3 (Numbers 2-99681, 33-42959, 33-42877, 33-67772, 333-4134, 333-4136 and
333-62921) and the Registration Statements on Form S-8 (Numbers 33-27194, 33-2043, 33-49096, 33-60606, 33-99122 and 333-19059) of The Seagram Company Ltd.
of our Report dated February 11, 1998, relating to the Consolidated Balance Sheets of PolyGram N.V. as of December 31, 1996 and 1997, and the related Consolidated Statements of Income, Consolidated Statements of Cash Flows and Consolidated Statements of Changes in Shareholders' Equity for each of the years in the three-year period ended December 31, 1997 of PolyGram N.V., appearing in the Annual Report on Form 20-F of PolyGram N.V. for the year ended December 31, 1997.

                                        /s/ KPMG Accountants N.V.
                                        -------------------------
                                            KPMG Accountants N.V.

October 30, 1998

Amsterdam, The Netherlands,